Exhibit 99.(a)(1)

CROCS, INC.

OFFER TO PURCHASE FOR CASH OUTSTANDING
EMPLOYEE STOCK OPTIONS WITH AN EXERCISE PRICE EQUAL TO OR GREATER THAN $10.50

THIS OFFER AND ALL WITHDRAWAL RIGHTS EXPIRE ON
APRIL 30, 2009 AT 11:59 P.M., MOUNTAIN TIME, UNLESS
THE OFFER PERIOD IS EXTENDED

APRIL 2, 2009

Crocs, Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”), is offering to purchase stock options for cash from Eligible Employees (as defined herein) (the “Offer”).  The stock options that are eligible for tender in the Offer (the “Eligible Options”) are those that:

•                  were granted on or prior to February 28, 2009 under our 2005 Equity Incentive Plan or our 2007 Equity Incentive Plan (together, the “Plans”),

•                  have exercise prices that equal or exceed $10.50 per share, and

•                  are outstanding on April 2, 2009 and will continue to be outstanding as of the Expiration Date (defined below).

The Offer expires at 11:59 p.m., Mountain Time, on April 30, 2009, unless extended by us (as extended, the “Expiration Date”).

Participation in the Offer is voluntary.  Individuals eligible to participate in the Offer are those employees of the Company or its subsidiaries as of April 2, 2009, including officers and non-employee directors, who continue to be employees or directors immediately prior to the Expiration Date (“Eligible Employees”).

We are offering to pay between $0.02 and $0.10 for each Eligible Option that is tendered to us under the Offer depending on the terms of such Eligible Option.  The price for each Eligible Option is set forth in Schedule A and explained in Section 3 of “The Offer” (Amount of Payment; Valuation of Eligible Options) below.  The term “tender” means presenting the Eligible Options to us for purchase under the terms of the Offer.  If you hold different Eligible Options from more than one grant, you may choose to tender some, all or none of these grants.  If you choose, however, to tender any particular grant of an Eligible Option, you must tender all options subject to that grant.

Our common stock is listed and traded on the NASDAQ Global Select Market under the symbol “CROX.”  On March 30, 2009, the closing sales price of our common stock as quoted on the NASDAQ Global Select Market was $1.16 per share.  We recommend that you obtain current market prices for our common stock before deciding whether to tender any Eligible Options.

As of March 27, 2009, options to purchase 10,284,927 shares of our common stock were outstanding under the Plans, of which there were Eligible Options to purchase up to 5,081,823 shares of our common stock.  The Offer is not conditioned upon the acceptance of the Offer with respect to a minimum number of Eligible Options.

We are making the Offer on the terms and subject to the conditions described in this document (the “Offer to Purchase”) and in the Election Form and Withdrawal Notice to be delivered in connection with this Offer to Purchase, as they may be amended or supplemented (collectively, the “Offering Documents”).  In the event any of the conditions set forth in Section 8 of “The Offer” (Conditions of the Offer) occurs, we are under no obligation to accept any of the tendered Eligible Options, and we may terminate the Offer.  We may also amend the Offer at any time or from time to time subject to applicable rules under the Exchange Act of 1934, as amended (the “Exchange Act”) and as described in Section 7 of “The Offer” (Extension of Offer; Termination; Amendment; Subsequent Offering Period).  We are not making the Offer to, nor will we accept tenders from, Eligible Employees in any jurisdiction in which the Offer is not legally permitted.

IMPORTANT

If you would like to accept the Offer, you must properly complete, sign and return the Election Form (delivered in connection with this Offer to Purchase) in accordance with the instructions contained in the Election Form before the Expiration Date.  If we do not receive your election by the Expiration Date, you will be deemed to have rejected the Offer.  Please allow time for delivery of your Election Form.  If you want to withdraw a previously submitted Election Form, you must properly complete, sign, and return the Withdrawal Notice (delivered in connection with this Offer to Purchase) in accordance with the instructions contained in the Withdrawal Notice prior to the Expiration Date.

All questions about the Offer, requests for assistance or for additional copies of any offering materials, should be made by sending an email to StockTenderOffer@crocs.com or by calling us at (303) 848-7511.

Participating in this transaction involves risks.  See Risks Factors beginning on page 9.

Although our Board of Directors has approved the Offer, neither we nor our Board of Directors makes any recommendation as to whether you should tender any or all of your Eligible Options.  We urge you to consult your personal financial and tax advisors before deciding whether to tender your Eligible Options.

This Offer has not been approved or disapproved by the Securities and Exchange Commission (“SEC”) or any state or non-U.S. securities commission, nor has the SEC or any state or non-U.S.

securities commission passed upon the fairness or merits of the Offer or upon the accuracy or adequacy of the information contained in this Offer to Purchase.  Any representation to the contrary is a criminal offense.

We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Eligible Options pursuant to the Offer.  You should rely only on the information contained in the Offering Documents or to documents to which we have referred you, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 17, 2009.  We have not authorized anyone to give you any additional information or to make any representation in connection with this Offer other than the information and representations contained in the Offering Documents and all related documents filed as part of the Schedule TO filed with the SEC on April 2, 2009.  If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

Nothing in this document shall be construed to give any person the right to remain in our employ or to affect our right to terminate the employment of any person at any time with or without cause to the extent permitted under law (subject to the terms of any employment agreement).  Nothing in this document should be considered a contract or guarantee of wages or compensation.

i

SUMMARY TERM SHEET

Below are answers to some of the questions that you may have about the Offer.  The information in this Summary Term Sheet is not complete and may not include all of the information that is important to you.  We urge you to carefully read the entire Offer to Purchase, the applicable Plan(s) and your option agreements.

How the Option Purchase Works

Q1.                           What is the Offer?

Beginning at 12:01 a.m., Mountain Time, on April 2, 2009 and ending at 11:59 p.m., Mountain Time, on April 30, 2009, unless we extend the Offer, Eligible Employees (described in Question 3 below) may elect to tender their Eligible Options (described in Question 5 below) for a cash payment in the range of $0.02 to $0.10 per Eligible Option.  Participation in the Offer is voluntary.  For more information, see Section 1 of “The Offer” (Eligibility; Eligible Options; Expiration Date) and Section 3 of “The Offer” (Amount of Payment; Valuation of Eligible Options).

Q2.                           Why is the Company making the Offer?

We grant long-term equity awards, in the form of stock options and restricted stock, to our employees in order to provide long-term performance-based compensation, encourage our employees to continue their employment throughout the vesting periods of the awards, and help align employee and stockholder interests.  The decline in the market price of our common stock since November 2007 has significantly eroded the value of a substantial number of outstanding options held by our employees because the exercise price of those outstanding options far exceeds the present market price of our common stock (referred to as “underwater options”).  This decline in our common stock price has substantially eliminated the incentive and retention value of the options granted to our employees.

Our operating performance has also been negatively impacted by the recent downturn in the economy.  Consequently, we did not meet our incentive performance targets for 2008, and our compensation committee has determined that no performance-based bonuses will be paid to executive level employees for 2008.

Stock options and other incentives are material components of our long-term compensation and benefit philosophy.  After a comprehensive review of our current compensation and benefit program and the impact of the decline in our common stock price on our stock option awards, we determined that this Offer is consistent with restoring the incentive value of our long-term performance award programs.

The Offer is designed to restore such incentive value by providing you with an opportunity to obtain the benefit associated with the cash payment, in lieu of the less certain, but potentially more valuable benefit you could receive if you elect to retain your Eligible Options.  Any tendered unvested Eligible Options will reduce future compensation expense on our financial statements associated with such Eligible Options and reduce the potential stockholder dilution associated with Eligible

Options with values that have been reduced or eliminated because of the decline in our stock price.

Additionally, any Eligible Options tendered that were granted under our 2007 Equity Incentive Plan (the “2007 Plan”) will increase the pool of shares available for future grants under the 2007 Plan.  Accordingly, although you will not be entitled to an additional equity grant by participating in the Offer, options tendered for purchase that were granted under our 2007 Plan will increase the number of shares available for future grants to employees as a whole under the 2007 Plan.  Eligibility for future grants of options and equity awards will remain subject to our discretion and will not depend on whether you participate in the Offer.  In general, we have historically granted equity compensation to selected officers, employees and directors and expect to continue to do so.

Q3.                           Who may participate in the Offer?

Only “Eligible Employees” may participate in the Offer.  Eligible Employees are those employees of the Company and its subsidiaries, as of April 2, 2009, who continue to be employees immediately prior to the Expiration Date (as defined below), including executive officers and directors.  If you are currently on medical, maternity, workers’ compensation, military or other statutorily protected leave of absence or a “personal” leave of absence, you are also eligible to participate in the Offer.  Employees who resign or are terminated at any time before the Expiration Date are not eligible to participate in the Offer.  Employees will terminate employment when they are no longer providing active services to the Company or its subsidiaries, and will not be treated as employed during a non-working notice period or garden leave.  For more information, see Section 1 of “The Offer” (Eligibility; Eligible Options; Expiration Date).

Q4.                           Who is excluded from participating in the Offer?

Employees who resign or are terminated at any time before the Expiration Date are not eligible to participate in the Offer.

Q5.                           Which options may be tendered?

Only “Eligible Options” may be tendered under the Offer.  Eligible Options are stock options to purchase our common stock with exercise prices equal to or greater than $10.50 that are outstanding on April 2, 2009 and on the Expiration Date, and that were granted under one of the Plans.

Any stock option that expires, terminates or is forfeited prior to the Expiration Date of the Offer, whether because of termination of employment or otherwise, is not an Eligible Option. For more information, see Section 1 of “The Offer” (Eligibility; Eligible Options; Expiration Date).

Q6.                           How do I know how many Eligible Options I have?

You will receive a Personal Statement in connection with this Offer to Purchase.  The Personal Statement sets forth the equity awards, including the number of Eligible Options, held by you.

Q7.                           Can I participate if I have Eligible Options that are unvested or only partially vested?

Yes.  Both the vested and unvested portion of your Eligible Options may be tendered in the Offer.

Q8.                           Can I tender some but not all of my Eligible Options?

If you hold different Eligible Option grants, you may choose to tender all, some or none of these grants.  If you choose, however, to tender any particular grant of an Eligible Option, you must tender all option shares subject to that grant.  For example, suppose you have an option grant for 1,000 shares with an exercise price of $25.00 per share and an option grant for 5,000 shares with an exercise price of $15.00 per share.  You may not tender 500 of the 1,000 option share grant, you must tender all 1,000 option shares with the $25.00 exercise price.  However, you may tender all of the 1,000 option shares with a $25.00 exercise price, but not tender the 5,000 options with the $15.00 exercise price made under a different grant.  Any stock options you hold that are not Eligible Options, as well as any Eligible Options you choose not to tender, will remain outstanding under their existing terms and conditions.

Q9.                           What is the cash payment?

The cash payment ranges from $0.02 to $0.10 per Eligible Option.  See Schedule A and Section 3 of “The Offer” (Amount of Payment; Valuation of Eligible Options) for the cash payment amounts for each Eligible Option and for more information on how to calculate your total cash payment.  You will receive, in connection with this Offer to Purchase, a Cash Payment Statement showing your potential individual gross cash payment.

Q10.                     How was the value of each Eligible Option determined?

The amount to be paid for a particular Eligible Option is based on a valuation of such Eligible Option before the start of the Offer.  We used the Black-Scholes option pricing model to determine the per share cash payment price for each Eligible Option.  This pricing model requires certain assumptions and takes into consideration numerous factors, including our stock price, expected stock price volatility of the underlying common stock, exercise price of the Eligible Option, our risk free interest rate, expected dividend yield and expected term of each Eligible Option.  You must make your own determination of the value to you of your Eligible Options, and you should consult with your personal advisors if you have questions about your financial or tax situation.  For more information, see Section 3 of “The Offer” (Amount of Payment; Valuation of Eligible Options).

Q11.                    When and how will I receive my cash payment?

You will be entitled to a prompt single lump sum cash payment, reduced by any required income tax, social insurance contributions, payroll tax and any other required withholding, as soon as practicable following the Expiration Date.  You will receive the cash payment through our payroll system, and your cash payment will not be subject to any vesting condition or otherwise be subject to forfeiture.  You will receive the cash payment by direct deposit if you currently receive your paycheck in this manner.  If not, you will receive the cash payment in the form of a check.  No interest will accrue and no interest will be paid on any portion of the payment, regardless of when paid.  If you are located outside the U.S., the cash payment will be converted from U.S. dollars into local currency using the applicable exchange rate on the day before the date that your payment is made through local payroll.  For more information, see Section

3 of “The Offer” (Amount of Payment; Valuation of Eligible Options) and Section 6 of “The Offer” (Acceptance of and Payment for Eligible Options; Delivery of Cash Payment).

Q12.                     What will happen to the options that I tender?

Promptly after the Expiration Date, we will cancel all of your Eligible Options that are accepted by us for purchase.  You will no longer have any rights or obligations with respect to those Eligible Options.

Q13.                     Do I have to participate in the Offer?

No.  Participation is voluntary.  If you elect not to participate, you do not need to do anything.  You will keep all of your existing stock options, including your Eligible Options, and you will not receive a cash payment under the Offer.  In addition, if you elect not to participate, no changes will be made to the terms of any of your existing stock options, and your stock options will continue to vest or expire according to their normal schedule.

Q14.                     How do I decide whether to participate in the Offer?

We are providing information to assist you in making your own informed decision, but neither we, nor the Board of Directors make any recommendation as to whether you should or should not participate in the Offer.  You may, and we encourage you to, consult with your own outside legal counsel, accountant and/or financial advisor for further advice.  We have not authorized anyone to provide you with additional information regarding the Offer.

Q15.                    What if I don’t want to participate in the Offer?

You do not have to participate in the Offer.  The Offer is completely voluntary, and there are no penalties for electing not to participate.  If you do not participate in the Offer, all of your Eligible Options and any other stock options that you hold will remain outstanding under their existing terms and conditions.  To elect not to participate, you do not need to do anything or otherwise contact us.

Q16.                     Will I be granted stock options in the future if I participate in the Offer?

Participation or non-participation in the Offer will have no effect on your consideration for future stock option or equity award grants under the 2007 Plan or any other equity incentive plan.

Q 17.                  Are the executives and directors participating?

Yes.  The Offer is open to all Eligible Employees, including our executive officers and non-employee directors.  We have been advised that certain of our executive officers and non-employee directors who hold Eligible Options will participate in the Offer.  For information on the number of Eligible Options held by each of our executive officers and directors, see Schedule B and Section 10 of “The Offer” (Interests of Directors and Officers; Transactions and Arrangements Concerning Eligible Options).

Q18.                      Are there conditions to the Offer?

The Offer is subject to a number of conditions, which are described in Section 8 of “The Offer” (Conditions of the Offer).  In the event that one or more of these conditions exist, we may decide to reject the Eligible Options that you elect to tender, or we may terminate or amend the Offer.

If we become aware that a condition to the Offer is triggered, we will promptly notify all Eligible Employees in writing as to whether or not we have decided to waive such condition.

Q19.                     What if my employment with the Company or one of its subsidiaries terminates before the Offer expires?

Employees who resign or are terminated at any time before the Expiration Date are not eligible to participate in the Offer.  For more information, see Section 1 of “The Offer” (Eligibility; Eligible Options; Expiration Date).

Participation in the Offer does not confer upon you the right to remain an employee of the Company or its subsidiaries.

Q20.                     Will the Offer affect the Plans?

No.  No changes will be made to the Plans as a result of the Offer.

Q21.                      If I am outside the United States is the Offer the same?

If you are an Eligible Employee located outside of the U.S. who holds Eligible Options, you are also subject to the terms of the Offer, as described herein.  Employees located outside of the U.S. should refer to Appendix A to this document entitled “Guide to Non-U.S. Issues” for a discussion of the tax and other consequences of accepting or rejecting the Offer in certain countries outside of the U.S.

Before electing to participate in the Offer, we recommend that you consult with your tax advisor to determine the tax consequences of the Offer, including but not limited to a determination of whether taxes in addition to the amounts withheld from the cash payment, if any, will be due as a result of your election to participate in the Offer.

Q22.                     Is there any other information about the Company that I should consider?

In evaluating the Offer, you should keep in mind that the future performance of our common stock will depend upon, among other factors, the future overall economic environment, the performance of the overall stock market and companies in our sector, the performance of our business and the risks and uncertainties set forth in our filings with the SEC.  We recommend that you read our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as well as all other documents incorporated by reference in our Schedule TO.  Each of these documents is available at no charge by contacting Stock Option Administration at StockTenderOffer@crocs.com or by telephoning us at (303) 848-7511.  For more information, see Section 18 of “The Offer” (Additional Information).

Duration of the Offer

Q23.                     When does the Offer expire?

You have until 11:59 p.m., Mountain Time, on April 30, 2009 to tender your Eligible Options in the Offer.  No exceptions will be made to this deadline, unless we extend the Offer for all Eligible Employees.  Although we do not currently intend to do so, we may, in our sole discretion, extend the Offer at any time.

Q24.                     Can the Company extend, postpone, terminate or amend the Offer?

Yes, as long as we comply with applicable law, we may, at our discretion, extend the period of time during which the Offer is open, postpone our decision whether or not to accept any tendered Eligible Options, terminate the Offer if any of the conditions specified in Section 8 of “The Offer” (Conditions of the Offer) occurs, or amend the Offer in any respect.  All Eligible Employees will be informed of any extension, postponement, termination of, or any amendment to, the Offer.  For more information, see Section 7 of “The Offer” (Extension of Offer; Termination; Amendment; Subsequent Offering Period).

How to Tender Your Eligible Options

Q25.                     How do I participate in the Offer?

Instructions on how to participate in the Offer along with the required documentation to tender your Eligible Options are enclosed with this Offer to Purchase.  To validly tender your Eligible Options pursuant to the Offer, you must, in accordance with the terms of the Election Form delivered to you in connection with this Offer to Purchase, fax, mail, deliver or email a properly completed and duly executed Election Form and any other documents required by the Election Form as follows:

•                                          Fax to: 303-848-7047;

•                                          Mail (not by interoffice mail) or Hand Deliver to: Crocs, Inc., Attention: Stock Option Administration, 6328 Monarch Park Place, Niwot, CO 80503; or

•                                          Scan and e-mail to: StockTenderOffer@crocs.com.

For your tender to be valid, we must receive your Election Form by 11:59 p.m., Mountain Time, on April 30, 2009 (or, if we extend the Offer, a later date will be specified).  If you miss this deadline, you will not be permitted to participate in the Offer.  If you do not make any election, you will not participate in the Offer, and all Eligible Options that you hold and any other stock options that you hold will remain outstanding under their existing terms and conditions.  For more information, see Section 4 of “The Offer” (Procedures for Tendering Eligible Options).

Q26.       Will I receive notice that my Election Form was received by the Company and if the Election Form is defective in any way?

No, neither we nor any other person is obligated to give notice of receipt of any Election Form or of any defects or irregularities involved in the tender of any Eligible Options.  If you have any questions concerning the receipt or validity of any forms sent to us, please contact Stock Option Administration at StockTenderOffer@crocs.com or by telephone at (303) 848-7511.

 Q27.      Can I change my election?

Yes.  You may withdraw your election to tender your Eligible Options by delivering to us a Withdrawal Notice in accordance with the instructions provided in the Withdrawal Notice at any time before the Expiration Date.  If you elect to withdraw previously tendered Eligible Options from a particular grant, you must withdraw the Offer with respect to all of the Eligible Options from such grant.

Once you have delivered a Withdrawal Notice, you may not revoke your withdrawal.  Rather, if you change your mind and decide you want to re-tender your Eligible Options after you have withdrawn them, you must execute and deliver a new Election Form to us before the Expiration Date.  For more information, see Section 5 of “The Offer” (Withdrawal Rights; Change in Election).

Q28.                      Is the Company required to accept my Eligible Options?

We may reject any and all Eligible Options tendered for cash.  Subject to our rights to extend, terminate, or amend the Offer, we currently expect that we will accept promptly after the Expiration Date all Eligible Options that have been properly and timely tendered and that have not been validly withdrawn prior to the Expiration Date.  For more information, see Section 4 of “The Offer” (Procedures for Tendering Eligible Options).

Q29.                      Do I need to return my grant documents to the Company?

No.  You do not need to submit any option grant documents in order to tender any Eligible Options.

U.S. Federal Income Tax Considerations

Q30.                      Do I have to pay taxes on the cash I receive?

The cash payment to be paid for Eligible Options tendered in the Offer will be treated as compensation.  As such, if you choose to participate, you will recognize ordinary income in an amount equal to the cash payment in the year in which you receive the cash payment.  We will report such ordinary income on the Form W-2 or other appropriate form delivered to the Internal Revenue Service by us for the year in which the payment is made.  The amount of cash paid to you in exchange for Eligible Options tendered in the Offer will be reduced by all required income and payroll tax withholdings.  For more information, see Section 12 of “The Offer” (Certain U.S. Federal Income Tax Consequences).

There may be additional state or local tax imposed on your tender, and those consequences may vary based on where you live.  You should consult with a tax advisor to determine the specific tax considerations and tax consequences relevant to your participation in the Offer.

For employees outside of the U.S., please refer to Appendix A (Guide to Non-U.S. Issues) for a discussion of the tax and other legal consequences of participating in the Offer.

How to Get More Information

Q31.                      What if I have questions or can’t find the Offering Documents?

If you have any questions regarding the Offer, please direct them by email to Stock Option Administration at StockTenderOffer@crocs.com and we will respond to your questions.  You can find additional copies of this Offering Document or any other related documents filed as exhibits to our Tender Offer Statement on Schedule TO on the SEC website (www.sec.gov) or our website (www.crocs.com).  For more information, see Section 18 of “The Offer” (Additional Information).

RISKS FACTORS

Participating in the Offer involves a number of risks, including those described below.  Conversely, there are risks associated with keeping your Eligible Options and not tendering them.  Additional information concerning risks to our business is set forth in Section 1A — “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and is incorporated herein by reference.  We strongly urge you to read this Offer to Purchase in its entirety and consult your investment, tax and legal advisors before deciding whether to participate in the Offer.

The amount of the cash payment to be paid for your Eligible Options in the Offer may be less than the net proceeds you would ultimately realize if you kept your Eligible Options and exercised them sometime in the future.

Although our stock price is currently significantly lower than the exercise price of your Eligible Options, our stock price may increase in the future.  If you elect to participate in the Offer and our stock price increases above the exercise price of your tendered and cancelled Eligible Options during the term of such Eligible Options, the value of the cash proceeds that you received pursuant to the Offer may be less than the value of the net proceeds you would ultimately realize if you kept such Eligible Options and exercised them in the future.  Therefore, we cannot guarantee that the value of the cash proceeds that you receive in the Offer will be higher than what you could receive if you do not tender your Eligible Options in the Offer.

The amount of the cash payment to be paid in the Offer may not accurately reflect the value of your Eligible Options at the time of the cash payment.

The calculation of the amount to be paid for your Eligible Options in the Offer is based on a widely-used Black-Scholes valuation model and relies on numerous assumptions.  If a different model or different assumptions had been used, the amount paid to you for your Eligible Options may have varied from the applicable cash payment set forth in this Offer to Purchase. Also, for Eligible Employees outside the U.S. tendering Eligible Options, the exchange rate used to convert the U.S. dollar cash payment into local currency will affect the amount paid to you.

The cash payment will be treated as compensation for U.S. Eligible Employees.

If you are a U.S. Eligible Employee who tenders Eligible Options, you will recognize ordinary income equal to the cash payment in the year in which your cash payment is paid to you.  The ordinary income resulting from your cash payment will be reflected on the Form W-2 or other appropriate form delivered to the Internal Revenue Service by us for the year in which the payment is made.  At the time your cash payment is made, we will reduce your payment to reflect all required income and payroll withholdings and will send those amounts to the appropriate tax authorities.  If you are an Eligible Employee outside of the U.S., there may be tax consequences for participating in the Offer.  See Appendix A for a discussion of tax consequences in certain countries outside of the U.S.

THE OFFER

1.                                      Eligibility; Eligible Options; Expiration Date

We are offering to purchase for cash Eligible Options (as defined below) held by Eligible Employees (as defined below).  We are making this Offer on the terms and subject to the conditions in this Offer to Purchase.

Eligible Employees.  Eligible Employees are only those employees of the Company and its subsidiaries as of April 2, 2009, who continue to be employees immediately prior to the Expiration Date, including officers and non-employee directors.  Employees who are currently on medical, maternity, workers’ compensation, military or other statutorily protected leave of absence or a “personal” leave of absence are also eligible to participate in the Offer.  Employees who retire, resign or are terminated at any time before the Expiration Date are not eligible to participate in the Offer. Employees will terminate employment when they are no longer providing active services to the Company or its subsidiaries, and will not be treated as employed during a non-working notice period or garden leave.

All Eligible Employees, including those who are on vacation or an approved leave of absence or leave subject to statutory protections during the Offer period, are subject to the same deadline to tender Eligible Options.

Participation in the Offer does not confer upon you the right to remain an employee of the Company or its subsidiaries.  We, however, will not terminate an employee’s employment solely for the purpose of causing an employee not to be an Eligible Employee.

Eligible Options.  Eligible Options are stock options to purchase our common stock with an exercise price equal to or greater than $10.50 that are outstanding on April 2, 2009 and on the Expiration Date and that were granted under either of the Plans.

Eligible Options include vested and unvested options.  Eligible Options also include incentive stock options and nonqualified stock options.  We have sole authority to determine which stock option grants are Eligible Options under the Plans for purposes of the Offer.

If a stock option that you hold, whether vested or unvested, expires, terminates or is forfeited before the Expiration Date, whether because of termination of your employment or otherwise, that stock option will not be an Eligible Option.  Only stock options that have not expired, terminated, been forfeited or been exercised, and that remain outstanding on the Expiration Date, will be Eligible Options.

If you hold different Eligible Option grants, you may choose to tender all, some or none of these grants.  If you choose, however, to tender any particular grant of an Eligible Option, you must tender all options subject to that grant.

As of March 27, 2009, options to purchase up to 10,284,927 shares of our common stock were issued and outstanding under the Plans, and 2,418,947 options were available for future award grants under the 2007 Plan.  The outstanding options have exercise prices ranging between $0.51 and $59.98.  Of the outstanding options, options to purchase 5,081,823 shares of common stock are Eligible Options with respect to the Offer.

You should review your individual Personal Statement delivered in connection with this Offer to Purchase.  The Personal Statement sets forth the equity awards, including the number of Eligible Options, held by you.

Options tendered that do not qualify as Eligible Options will not be accepted by us.  For example, if your employment terminates before the Expiration Date, your unvested options will terminate (whether or not they have been tendered) unless your option documents provide otherwise, and we will not accept any tenders of such terminated options.  Our determination of eligibility of stock options for purchase in the Offer is final and binding on all parties.

Please note that if your employment with us or any of our subsidiaries terminates before the Expiration Date, the terms of your option agreements and the Plans will govern the impact of employment termination on your options.

Offer Expiration Date.  The Offer is scheduled to remain open until 11:59 p.m., Mountain Time, on April 30, 2009, unless and until we, in our sole discretion, extend the Offer.  We currently have no intent to extend the Offer beyond April 30, 2009.  If, however, we do extend the Offer, we will announce the extension and the new expiration date by making a public announcement no later than 9:00 a.m., Eastern Time, on the next business day following the previously scheduled expiration date.  If we extend the period of time in which the Offer will remain open, the term “Expiration Date” will refer to the latest time and date on which the Offer expires.  See Section 7 (Extension of Offer; Termination; Amendment; Subsequent Offering Period) below for a description of our rights to extend, terminate, modify and amend the Offer.

We will publish a notice if we decide to:

•                  increase or decrease the cash payment for your Eligible Options;

•                  change the number or type of options eligible to be tendered in the Offer; or

•                  increase the number of options eligible for tender in the Offer by an amount that exceeds 2% of the shares of common stock issuable upon exercise of the options eligible for tender in the Offer immediately before the increase.

If the Offer is scheduled to expire within ten business days after the date on which we notify you of such an increase, decrease or change, we will also extend the Offer for a period of at least ten business days after the date the notice is published.

A “business day” means any day other than a Saturday, a Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 (midnight) Eastern Time.

Without limiting the manner in which we may choose to make any public announcement, we currently intend to make announcements regarding the Offer by written notice and by making any appropriate filings with the SEC.

No Impact on Future Awards.  Participation or non-participation in the Offer will have no effect on your consideration for future stock option or equity award grants under the 2007 Plan or any other equity incentive plan.  Your eligibility is determined under the terms and conditions of such plans.  However, as indicated below, one of the purposes for making the Offer is to increase the number of shares available for future grants under the 2007 Plan.  Accordingly, although you individually will not be entitled to an additional equity grant by participating in the Offer, options tendered for purchase that were granted under our 2007 Plan will increase the number of shares available for future grants to employees as a whole under the 2007 Plan.  Eligibility for future grants of options and equity awards will remain subject to our discretion and will not depend on whether you participate in the Offer.  In general, we have historically granted equity compensation to selected officers, employees and directors and expect to continue to do so.

2.                                      Purpose of the Offer.

We grant long-term equity awards, in the form of stock options and restricted stock, to our employees in order to provide long-term performance-based compensation, to encourage our employees to continue their employment throughout the vesting periods of the awards, and to help align employee and stockholder interests.  The decline in the market price of our common stock since November 2007 has significantly eroded the value of a substantial number of outstanding options held by our employees because the exercise price of those outstanding options far exceeds the present market price of our common stock (referred to as “underwater options”).  This decline in our common stock price has substantially eliminated the incentive and retention value of the options granted to our employees.

Our operating performance has also been negatively impacted by the recent downturn in the economy.  Consequently, we did not meet our incentive performance targets for 2008, and our compensation committee has determined that no performance-based bonuses will be paid to executive level employees for 2008.

Stock options and other incentives are material components of our long-term compensation and benefit philosophy.  After a comprehensive review of our current compensation and benefit program and the impact of the decline in our common stock price on our stock option awards, we determined that this Offer is consistent with restoring the incentive value of our long-term performance award programs.

The Offer is designed to restore such incentive value by providing you with an opportunity to obtain the benefit associated with the cash payment, in lieu of the less certain, but potentially more valuable benefit you could receive if you elect to retain your Eligible Options.  Any tendered unvested Eligible Options will reduce future compensation expense on our financial statements associated with such Eligible Options and reduce the potential stockholder dilution associated with Eligible Options with values that have been reduced or eliminated because of the decline in our stock price.

Additionally, any Eligible Options tendered that were granted under our 2007 Plan will increase the pool of shares available for future grants under the 2007 Plan.  Accordingly, although you will not be entitled to an additional equity grant by participating in the Offer, options tendered for purchase that were granted under our 2007 Plan will increase the number of shares available for future grants to employees as a whole under the 2007 Plan.  Eligibility for future grants of options and equity awards will remain subject to our discretion and will not depend on whether you participate in the Offer.  In general, we have historically granted equity compensation to selected officers, employees and directors and expect to continue to do so.

3.                                      Amount of Cash Payment; Valuation of Eligible Options.

Cash Payment.  We are offering a cash payment in the amount set forth on Schedule A for each share of our common stock subject to an Eligible Option with the grant date and exercise price indicated in the table set forth on Schedule A.

For example, if an Eligible Employee holds an Eligible Option to purchase 1,000 shares of our common stock with an exercise price of $10.50 per share, we are offering a cash payment of $0.10 x 1,000, or a total of $100, for that Eligible Option, less applicable tax withholdings.  To determine your total cash payment, take the number of Eligible Options at each exercise price and multiply it by the per share cash payment of that Eligible Option listed on Schedule A and then add the values calculated for Eligible Options at each exercise price.  Please note that this total will be reduced by applicable income tax, social insurance contributions and any other required withholdings.  Please review the Cash Payment Statement delivered to you in connection with this Offer to Purchase to review your potential individual gross cash payment.  Our determination as to the amount of your cash payment is final and binding on all parties.

Applicable income tax, social insurance contributions and any other required withholdings or charges will be withheld from the cash payment and paid by us (or one of our subsidiaries, as appropriate) to the applicable taxing authority, to the extent required by law.  If you are a non-U.S. employee, the income tax, social insurance contributions and any other required withholdings will depend on the laws in your jurisdiction.  You should consult with your tax advisor to determine if additional taxes will be due.  Depending on your personal tax situation, you may owe taxes on the cash payment above and beyond the amounts withheld and such additional amounts are your responsibility to pay.  Any failure to timely remit the proper amount of taxes may result in tax penalties, which will be your responsibility to pay.

Valuation.  The amount to be paid for Eligible Options is based on a valuation of the Eligible Options before the start of the Offer.  We used the Black-Scholes option pricing model to determine the per share cash payment price for each Eligible Option.  The Black-Scholes model is an established and commonly used method for valuing stock options and uses the following factors: stock price, exercise price of the option, current risk-free interest rate, expected volatility of the underlying common stock price, expected dividend yield of the underlying common stock, and expected life of the option.  Some of these inputs are objectively determinable, while others, such as appropriate volatility measures, require some judgment.  For purposes of this calculation, we used the following assumptions:

•                                          Stock price: $1.22;

•                                          Exercise price: the actual exercise price of the option being valued (ranging between $10.50 and $59.98 per share for the Eligible Options);

•                                          Risk-free interest rate: 1.99%;

•                                          Volatility: 50%;

•                                          Dividend yield: 0%; and

•                                          Expected life of option: remaining contractual term of the Eligible Option.

4.                                      Procedures for Tendering Eligible Options.

Electing to Participate.  To participate in the Offer, you must tender your Eligible Options before the Expiration Date.  To validly tender your Eligible Options pursuant to the Offer, you must, in accordance with the terms of the Election Form delivered to you in connection with this Offer to Purchase, fax, email or deliver a properly completed and duly executed Election Form and any other documents required by the Election Form to:

•                                          Fax to: 303-848-7047;

•                                          Mail (not by interoffice mail) or Hand Deliver to: Crocs, Inc., Attention: Stock Option Administration, 6328 Monarch Park Place, Niwot, CO 80503; or

•                                          Scan and e-mail to: StockTenderOffer@crocs.com.

The method of delivery is at your own option and risk.  You are responsible for making sure that the Election Form is timely delivered in accordance with the instructions above.  You must allow for delivery time based on the method of delivery that you choose to ensure that we receive your Election Form on time.

For your tender to be valid, we must receive your Election Form by 11:59 p.m., Mountain Time, on April 30, 2009 (or, if we extend the Offer, a later date will be specified).  If you miss this deadline, you will not be permitted to participate in the Offer.  If you do not make any election, you will not participate in the Offer, and all Eligible Options you hold and any stock options you hold that are not Eligible Options will remain outstanding under their existing terms and conditions.

If you hold different Eligible Option grants, you may choose to tender all, some or none of these grants.  If you choose, however, to tender any particular grant as an Eligible Option, you must tender all options subject to that grant.

Your election may be withdrawn at any time before the Expiration Date by delivering a properly completed Withdrawal Notice bearing a later date, and such Withdrawal Notice will supersede any Election Form previously delivered to us.  For more information, see Section 5 (Withdrawal Rights; Change in Election) below.

Electing Not to Participate.  Participation in the Offer is voluntary.  If you do not want to tender your Eligible Options in the Offer, you do not need to do anything.  Any Eligible Options that you do not validly and timely tender will remain outstanding on the same terms and conditions on which they were granted.

Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects.  We will determine, in our sole discretion, the number of shares subject to Eligible Options and all questions as to the form, validity, eligibility (including time of receipt) and acceptance of any tender of Eligible Options.  Our determination of these matters will be final and binding on all parties.  We may reject any or all Eligible Options tendered for cash.  Subject to Rule 13e-4 under the Exchange Act, we also may waive any of the conditions of the Offer or any defect or irregularity in any election with respect to any particular Eligible

Option or any particular Eligible Employee, in each case in our sole discretion.  No Eligible Options will be treated as properly tendered until any defects or irregularities that we identify have been cured by the Eligible Employee tendering the Eligible Options or waived by us.  Neither we nor any other person is obligated to give notice of receipt of any Election Form or of any defects or irregularities involved in the tender of any Eligible Options, and no one will be liable for failing to give notice of receipt of any Election Form or any defects or irregularities.

Our Acceptance Constitutes an Agreement.  Your election to tender your Eligible Options according to the procedures described above will constitute your acceptance of the terms and conditions of the Offer, subject to withdrawal rights set forth in Section 5 below.  Our acceptance of your Eligible Options that are properly tendered will form a binding agreement between you and us upon the terms and subject to the conditions of the Offer.  When we accept your properly tendered Eligible Options, such options will automatically be cancelled and rendered null and void.  By tendering your Eligible Options, you irrevocably release all of your rights with respect to such tendered Eligible Options.

We currently expect that we will accept promptly after the Expiration Date all Eligible Options properly and timely tendered that have not been validly withdrawn prior to the Expiration Date.

5.                                      Withdrawal Rights; Change in Election.

You may withdraw your election to tender Eligible Options only if you comply with the provisions of this Section 5.

To withdraw your election to tender options in the Offer, you must complete the Withdrawal Notice and return it to us by one of the methods listed above in Section 4, at any time before 11:59 p.m., Mountain Time, on April 30, 2009 (or, if we extend the Offer, a later date will be specified).

Once you have withdrawn your tender of Eligible Options, you may not revoke that withdrawal.  Rather, if you change your mind and decide you want to re-tender your Eligible Options after you have withdrawn them, you must again follow the election procedure described above in Section 4.  Please note that, just as you may not tender only part of a grant of Eligible Options, you may not withdraw your election with respect to just a portion of a grant of Eligible Options.  Accordingly, if you elect to withdraw previously tendered Eligible Options from a particular grant, you must reject the Offer with respect to all of the Eligible Options from such grant.

No withdrawal rights will apply to Eligible Options tendered during a subsequent offering period and no withdrawal rights will apply during a subsequent offering period to Eligible Options tendered during the initial period of the Offer and which we have already accepted for purchase.  For more information, see Section 7 (Extension of Offer; Termination; Amendment; Subsequent Offering Period) below.

We will determine all questions as to the form and validity (including time of receipt) of the Withdrawal Notice.  Our determination of these matters will be final and binding on all parties.  Neither we nor any other person is obligated to give you notice of any errors in any Withdrawal Notice, and no one will be liable for failing to give notice of any errors.

6.                                      Acceptance of and Payment for Eligible Options; Delivery of Cash Payment.

Acceptance.  If you are an Eligible Employee and validly tender Eligible Options that you do not validly withdraw from the Offer before the Expiration Date, those options will be cancelled when we accept them for payment, and you will no longer have any rights with respect to those Eligible Options.

Timing of Acceptance.  Subject to our rights to extend, terminate and amend the Offer before the Expiration Date, as described in Section 7 below, we will accept promptly after the Expiration Date all validly tendered Eligible Options that have not been properly withdrawn.  To the extent you elect to exercise your withdrawal rights described in Section 5 more than once or submit more than one Election Form, or to the extent your elections or withdrawals are conflicting, your most recent Election Form or Withdrawal Form submitted before 11:59 p.m., Mountain Time, on April 30, 2009 (unless otherwise extended), will be the election form or withdrawal form, as applicable, considered for acceptance by us.

Cash Payment.  If your Eligible Options are accepted, we will promptly pay you a single lump sum cash payment for your Eligible Options, reduced by any required income tax, social insurance contributions, payroll tax and any other required withholding, as soon as practicable following the Expiration Date.  See Schedule A and Section 3 above for details regarding the amount of the cash payment for your Eligible Options.  You will receive such cash payment through our payroll system, and your cash payment will not be subject to any vesting condition or otherwise be subject to forfeiture.  You will receive your cash payment by direct deposit if you currently receive your paycheck in this manner.  Otherwise, you will receive your cash payment by check.  No interest will accrue and no interest will be paid on any portion of the payment, regardless of when paid.  If you are located outside the U.S., the cash payment will be converted from U.S. dollars into local currency using the applicable exchange rate on the day before the date that your payment is made through local payroll.

Termination of Option Agreements.  Upon our acceptance of your Eligible Options that you tender in the Offer, your currently outstanding option agreements relating to the tendered Eligible Options will automatically be cancelled and rendered null and void, and you will no longer have any rights with respect to those Eligible Options.

7.                                      Extension of Offer; Termination; Amendment; Subsequent Offering Period.

We may, at our discretion, at any time and from time to time extend the period of time during which the Offer is open and thereby delay accepting any Eligible Options tendered for purchase by publicly announcing the extension and giving written notice of such extension to the Eligible Employees.

Before the Expiration Date, at our discretion, we may postpone our decision of whether or not to accept and cancel any Eligible Options.  In order to postpone accepting and canceling, we must publicly announce the postponement and give written notice of the postponement to the Eligible Employees.  Our right to delay accepting Eligible Options is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires us to pay the consideration offered or return the tendered options promptly after we terminate or withdraw the Offer.

Before the Expiration Date, we may terminate the Offer if any of the conditions specified in Section 8 occurs.  In such event, any tendered Eligible Options will continue to be held by the tendering Eligible Employee as if no tender had occurred.  We will provide written notice of any such termination to all Eligible Employees holding Eligible Options.

As long as we comply with applicable law, we may, in our discretion, amend the Offer in any respect, including decreasing or increasing the amount of the cash payment or by changing the number or type of stock options eligible to be tendered in the Offer.  If we extend the length of time during which the Offer is open, such extension will be publicly announced no later than 9:00 a.m., Eastern Time, on the next business day after the last previously scheduled or announced time for expiration of the Offer.  Any amendment will be disseminated promptly to Eligible Employees in a manner reasonably designed to inform Eligible Employees of such change.  Without limiting the manner in which we may choose to disseminate any amendment, except as required by law, we have no obligation to publish, advertise or otherwise communicate any amendment to the Offer other than to Eligible Employees.

If we materially change the terms of the Offer or the information about the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act.  Under these rules, the minimum period the Offer must remain open following material changes in the terms of the Offer or information about the Offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances.

We will publish a notice if we decide to:

•                  increase or decrease the cash payment for your Eligible Options;

•                  change the number or type of options eligible to be tendered in the Offer; or

•                  increase the number of options eligible for tender in the Offer by an amount that exceeds 2% of the shares of common stock issuable upon exercise of the options eligible for tender in the Offer immediately before the increase.

If the Offer is scheduled to expire within ten business days after the date on which we notify you of such an increase, decrease or change, we will also extend the Offer for a period of at least ten business days after the date the notice is published.

After the Expiration Date and acceptance of Eligible Options validly tendered in, and not withdrawn from, the Offer, we may, but are not obligated to, provide one or more subsequent offering periods.  A subsequent offering period, if provided, will be an additional period of up to 20 business days beginning on the next business day following the Expiration Date, during which Eligible Employees may tender, but not withdraw, any remaining Eligible Options and receive the cash payment.  We will promptly accept and pay for all Eligible Options that are validly tendered by the Expiration Date of the initial Offer period, whether or not we provide a subsequent offering period.  During a subsequent offering period, tendering Eligible Employees will not have withdrawal rights, and we will immediately accept and promptly pay for any Eligible Options validly tendered during the subsequent offering period.

We do not currently intend to provide a subsequent offering period for the Offer, although we may do so.  If we elect to provide or extend any subsequent offering period, we will make a public announcement no later than 9:00 a.m., Eastern Time, on the next business day following the Expiration Date or date of termination of any prior subsequent offering period.

8.                                      Conditions of the Offer.

Notwithstanding any other provisions of the Offer, we will not be required to accept any Eligible Options for purchase and may cancel, terminate or amend the Offer, as provided herein and in each case subject to the rules promulgated under the Exchange Act, if at any time on or after the date hereof and prior to the Expiration Date, any of the events described below has occurred (or shall have been determined by us to have occurred) that in our reasonable judgment makes it inadvisable to proceed with the Offer.  The events are:

(a)                                  there shall be threatened or instituted or pending, any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer or the acquisition of some or all of the Eligible Options tendered for purchase pursuant to the Offer;

(b)                                 there shall be threatened or instituted or pending any action, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us, by any court or any governmental, regulatory or administrative authority, agency or tribunal that would or might directly or indirectly:

(i)                                   make the acceptance for purchase or the purchase of some or all of the Eligible Options elected for tender illegal or otherwise restrict or prohibit consummation of the Offer;

(ii)                                delay or restrict our ability, or render us unable, to accept for purchase or to purchase Eligible Options for some or all of the Eligible Options tendered for purchase; or

(iii)                             materially and adversely affect our business, condition (financial or otherwise), income, operations or prospects;

(c)                                  there shall have occurred:

(i)                                    any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

(ii)                                 a suspension of trading in our common stock by the SEC or by the NASDAQ Stock Market;

(iii)                             the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

(iv)                            the commencement or escalation of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States;

(v)                                any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that might affect, the extension of credit by banks or other lending institutions in the United States;

(vi)                            any decrease of greater than 10%, measured from the close of trading on April 1, 2009 (the last day of trading prior to the commencement of the Offer), in the market price of the shares of our common stock, or any change in the general political, market, economic or financial conditions in the United States or abroad that could have a material adverse effect on our business, condition (financial or otherwise), operations or prospects or on the trading in our common stock;

(vii)                         in the case of any of the foregoing which exists at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

(viii)                      any decline in either the Dow Jones Industrial Average, the Standard and Poor’s Index of 500 Companies, or the NASDAQ Composite Index by an amount in excess of 10% measured during any time period after the close of business on April 1, 2009;

(d)                                 a tender or exchange offer with respect to some or all of our common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

(i)                                    any person, entity or group within the meaning of Section 13(d)(3) of the Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before April 1, 2009;

(ii)                                 any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before April 1, 2009 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock;

(iii)                             any new group shall have been formed that beneficially owns more than five percent (5%) of the outstanding shares of our common stock before the Expiration Date that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the Offer or with the acceptance for purchase of Eligible Options pursuant to the Offer; or

(iv)                             any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of our assets or securities; or

(e)                                  any change or changes shall have occurred in the business, condition (financial or otherwise), assets, income, operations, prospects or stock ownership of us or our subsidiaries that, in our reasonable judgment, is or may have a material adverse effect on us or our subsidiaries.

These conditions to the Offer are for our benefit.  We may assert them at our discretion regardless of the circumstances giving rise to them before the Expiration Date, other than actions or inactions by us.  We may waive the conditions, subject to applicable law, at any time and from time to time before the Expiration Date in our discretion.  Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights, except that it will be deemed a waiver with respect to the particular facts and circumstances at issue.  The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances.  If we become aware that a condition to the Offer is triggered, we will promptly notify Eligible Employees in writing as to whether or not we have decided to waive such condition.  Any determination we make concerning the events described in this Section 8 will be final and binding on all Eligible Employees.

We currently expect that we will accept promptly after the Expiration Date all Eligible Options that are properly and timely tendered and have not been validly withdrawn prior to the Expiration Date.

The Offer is not conditioned upon any financing arrangement or financing plan.

9.                                      Price Range of Common Stock.

There is no established trading market for the Eligible Options.  The securities underlying the Eligible Options are shares of our common stock.  Our common stock, par value $0.001, is listed on the NASDAQ Global Select Market and trades under the stock symbol “CROX.”

The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices of our common stock as reported on the NASDAQ Global Select Market.  Prices prior to June 14, 2007 have been adjusted to reflect the 2-for-1 stock split, which was effected as a 100% common stock dividend distributed on that date.

Fiscal Year 2008 Three Months Ended	High	Low
March 31, 2008	$39.29	$16.14
June 30, 2008	$20.98	$7.67
September 30, 2008	$10.55	$3.51
December 31, 2008	$3.69	$0.79

Fiscal Year 2007 Three Months Ended	High	Low
March 31, 2007	$29.29	$21.43
June 30, 2007	$47.40	$23.41
September 30, 2007	$68.12	$41.18
December 31, 2007	$75.21	$33.75

On March 30, 2009, the closing price of our common stock as reported by the NASDAQ Global Select Market was $1.16 per share.

We urge you to obtain current market prices for our common stock before deciding whether to tender your Eligible Options.

10.                               Interests of Directors and Executive Officers; Transactions and Arrangements Concerning Eligible Options.

Our executive officers and directors who hold Eligible Options are eligible to participate in the Offer.  A list of our executive officers and directors and the number of Eligible Options beneficially owned by them is set forth on Schedule B attached hereto. We have been advised that certain of our executive officers and directors who hold Eligible Options will participate in the Offer.

As of March 27, 2009, our executive officers and directors (11 persons) as a group held outstanding options to purchase an aggregate of 3,506,396 shares of our common stock under our Plans.  Of such outstanding options, 2,092,318 are Eligible Options. This represented approximately 41.17% of the Eligible Options.

Except for outstanding options to purchase shares of our common stock and other stock based awards, such as restricted stock awards, granted or to be granted from time to time to certain of our employees (including our executive officers) and non-employee directors pursuant to the Plans and except as set forth in this document, neither we nor any person controlling us nor any of our executive officers or directors, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer with respect to any of our securities (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations).

A list of transactions by our executive officers and directors during the sixty (60) day period prior to April 2, 2009 involving our stock options is set forth on Schedule C attached hereto.

11.                               Source of Funds; Status of Eligible Options Tendered in the Offer; Accounting Consequences of the Offer.

As of March 27, 2009, Eligible Options to purchase up to 5,081,823 shares of our common stock were outstanding and held by Eligible Employees.  If all Eligible Options are tendered to us for purchase under the Offer, the aggregate cash payments will be approximately $315,000.  We anticipate making payment to tendering Eligible Employees for the purchase of Eligible Options pursuant to the Offer and payment of related fees and expenses from available cash on hand.

We will incur an income statement charge for the net unamortized expense of unvested Eligible Options that vest pursuant to the terms of the Offer, based on the remaining unamortized stock-based compensation expense determined by the Black-Scholes model at the date of grant.  If all unvested Eligible Options are tendered and accepted by us, the amount of the income statement charge would be approximately $32 million.  For options that are purchased, an additional expense may be recorded (if necessary), which would be equal to the difference between the estimated Black-Scholes value of the options at the Expiration Date less the aggregate cash payment paid.  Accounting for the tender offer will be reflected on our consolidated financial statements for the quarter in which the tender offer is completed, which we expect to be in the second quarter of our 2009 fiscal year.

Eligible Options that we purchase in the Offer will be cancelled immediately upon our acceptance of the tender of such options after the Expiration Date.  With respect to Eligible Options granted under the 2007 Plan that we purchase in the Offer, the shares of common stock subject to those Eligible Options will be returned to the pool of awards available for grant under the 2007 Plan in accordance with the terms and conditions of the 2007 Plan.

12.                               Certain U.S. Federal Income Tax Consequences to U.S. Eligible Employees.

The following summarizes the material U.S. federal income tax consequences of participation in the Offer.  Please note that the following is only a summary of the material U.S. federal income tax laws and regulations that apply to the Offer and does not address all possible tax aspects of transactions that may arise in connection with the Offer, including foreign, state or local tax consequences.  The tax laws and regulations are complex and are subject to changes.  Any such changes could apply on a retroactive basis and could affect the U.S. federal income taxes described below. In addition, circumstances unique to certain individuals may change the usual income tax results.

The cash payment to be paid for Eligible Options tendered in the Offer will be treated as compensation.  As such, if you participate, you will recognize ordinary income in an amount equal to the cash payment in the year in which the taxpayer receives the cash payment.  We will report such ordinary income in the Form W-2 or other appropriate form delivered to the Internal Revenue Service by us for the year in which the payment is made.  The amount of cash paid to you in exchange for Eligible Options tendered in the Offer will be reduced by all required income tax, social insurance contributions, payroll tax and other required withholdings.

Additional state or local tax may be imposed on your tender, and those taxes may vary based on where you live.

We recommend that you consult with your own tax advisor to determine the specific tax considerations and tax consequences relating to your participation in the Offer.

13.                               Terms of the Offer Relating to Eligible Employees Located Outside of the United States.

If you are an Eligible Employee located outside the United States who holds Eligible Options, you are also subject to the terms of this Offer as described herein.  Employees located outside the U.S. should refer to Appendix A to this Offer to Purchase entitled “Guide to Non-U.S. Issues” for a discussion of the tax and other consequences of accepting or rejecting the Offer in certain countries outside the U.S.

Before accepting the Offer, we recommend that you consult with your tax advisor to determine the tax consequences of the Offer, including but not limited to a determination of whether taxes in addition to the amounts withheld from the cash payment, if any, will be due as a result of your election to participate in the Offer.

14.                               Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit material to our business that might be adversely affected by the Offer, or of any other approval or other action by any governmental, administrative or regulatory authority or agency that is required for the acquisition or ownership of the Eligible Options or the payment of the cash payments for Eligible Options as described in this Offer to Purchase.  If any other approval or action should be required, we presently intend to seek the approval or endeavor to take the action.  This could require us to delay the acceptance of, and payment for, Eligible Options that you tender to us.  We cannot assure you that we would be able to obtain any required approval or take any other required action.  Our failure to obtain any required approval or take any required action might result in harm to our business or delay in the Offer.  Our obligation under the Offer to accept tendered Eligible Options and to pay the cash payment is subject to the conditions described in Section 8.

15.                               Fees and Expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting Eligible Employees to tender Eligible Options under the Offer.

16.                               Information Concerning the Company.

We are a designer, manufacturer and retailer of footwear for men, women and children under the Crocs™ brand.  All Crocs™ brand shoes feature our proprietary closed-cell resin, Croslite™, which we believe represents a substantial innovation in footwear.  The Croslite™ material enables us to produce soft, comfortable, lightweight, superior-gripping, non-marking and odor-resistant shoes.  These unique elements make our footwear ideal for casual wear, as well as for professional and recreational uses such as boating, hiking, hospitality and gardening.  The versatile use of the material has enabled us to successfully market our products to a broad range of consumers.  Our shoes are sold in 100 countries and come in a wide array of colors and styles.

Our principal executive offices are located at 6328 Monarch Park Place, Niwot, Colorado 80503, and our telephone number is (303) 848-7000.  Our website is www.crocs.com.  The information on our web site is not part of this Offer to Purchase.

17.                               Corporate Plans, Proposals and Negotiations.

We continually evaluate and explore strategic opportunities as they arise, including business combination transactions, strategic relationships, purchases and sales of assets and similar transactions.  At any given time, we may be engaged in discussions or negotiations with respect to various corporate transactions or with respect to changes in existing strategic relationships.  We also may, from time to time, engage in purchases of our outstanding common stock in either open market or privately negotiated transactions or may engage in issuances of shares of our common stock or other capital raising transactions, depending on market conditions and other relevant factors.  In addition, at any given time, we may also be engaged in discussions or negotiations with potential candidates for management or board of director positions or with existing members of management for changes in positions, responsibilities or compensation.  We also enter into agreements for the purchase and sale of products and services, engage in purchases and sales of assets and incur indebtedness from time to time in the ordinary course of business.

Subject to the foregoing and except as otherwise disclosed in this Offer to Purchase or in our filings with the SEC, we have no present plans, proposals or negotiations that relate to or would result in:

•                                          an extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

•                                          a purchase, sale or transfer of a material amount of our assets or of any of our subsidiaries’ assets;

•                                          a material change in our present dividend policy, indebtedness or capitalization, except that we are presently negotiating with financial institutions to obtain a new lending arrangement;

•                                          any other material change in our corporate structure or business;

•                                          any change in our present board of directors or management;

•                                          our common stock being delisted from the NASDAQ Global Select Market;

•                                          our common stock being terminated from registration pursuant to Section 12(g)(4) of the Exchange Act;

•                                          the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•                                          the acquisition by any person of any additional Company securities or the disposition of any of our securities, except that we are presently considering financing alternatives; or

•                                          any changes in our charter, bylaws or other governing instruments or other actions that could impede the acquisition of control of us.

We may change our plans and intentions at any time, as we deem appropriate.

18.                               Additional Information.

On April 2, 2009, we filed with the SEC a Tender Offer Statement on Schedule TO, of which this Offer to Purchase forms a part.  This Offer to Purchase does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO.  We recommend that you review the Schedule TO, including the exhibits, before deciding whether to participate in the Offer.

We also recommend that, in addition to this Offer to Purchase, you review the following materials, which we have filed with the SEC and are incorporating by reference into this Offer to Purchase, before deciding whether to participate in the Offer:

(1)                                Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 17, 2009;

(2)                                Our Definitive Proxy Statement filed with the SEC on April 29, 2008;

(3)                                Our Current Reports on Form 8-K filed with the SEC on February 13, 2009 February 17, 2009, March 2, 2009, March 20, 2009 and March 31, 2009; and

(4)                                The description of our common stock, par value $0.001 per share, contained in the Registration Statement on Form 8-A filed with the SEC on January 24, 2006, as the same may be amended from time to time.

This material and other information may be inspected at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549.  Copies of this material can also be obtained by mail, upon payment of the SEC’s customary charges, by writing to the Public Reference Section at 100 F Street, NE, Washington, D.C. 20549.  The SEC also maintains a web site at www.sec.gov that contains periodic reports and other information regarding registrants that file electronically with the SEC.

We will also provide, without charge, to any Eligible Employee holding Eligible Options, upon his or her request, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents).  You may make such a request by writing to us at Monarch Park Place, Niwot, Colorado 80503, Attention: Stock Option Administration, e-mailing us at StockTenderOffer@crocs.com, or by calling us at (303)-848-7511.

The information contained in this Offer to Purchase should be read together with the information contained in the documents to which we have referred you.

19.                               Forward-Looking Statements; Miscellaneous.

The matters regarding the future discussed in this Offer to Purchase include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the following: macroeconomic issues, including, but not limited to, the current global financial crisis; our ability to obtain adequate financing; changing fashion trends; our defense and the ultimate outcome of a pending class action lawsuit; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; our management and information systems infrastructure; our ability to obtain and protect intellectual property rights; our reliance on third party manufacturing and logistics providers for the production and distribution of products; our limited manufacturing capacity and distribution channels; our reliance on a single source supply for certain raw materials; inherent risks associated with the manufacture, distribution and sale of our products overseas; our reliance on market acceptance of the small number of products we sell; our ability to develop and sell new products; our limited operating history; our ability to accurately forecast consumer demand for our products; our ability to maintain effective internal controls; our ability to attract, assimilate and retain management talent; retail environment; our ability to effectively market and maintain a positive brand image; the effect of competition in our industry; the effect of potential adverse currency exchange rate fluctuations; and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2008, under the heading “Risk Factors” and our subsequent filings with the SEC.  You are encouraged to review that section and all other disclosures appearing in our filings with the SEC.  We do not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events, or otherwise.

We are not making this offer to, nor will we accept tenders from, Eligible Employees in any jurisdiction in which the Offer is not legally permitted.

Although our Board of Directors has approved the Offer, neither we nor our Board of Directors makes any recommendation as to whether you should tender any or all of your Eligible Options.  We urge you to consult your personal financial and tax advisors before deciding whether to tender your Eligible Options.

We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Eligible Options pursuant to the Offer.  You should rely only on the information contained in the Offering Documents or to documents to which we have referred you, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 17, 2009.  We have not authorized anyone to give you any additional information or to make any representation in connection with this Offer other than the information and representations contained in this Offer to Purchase and in the documents to which we referred you.  If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

This Offer has not been approved or disapproved by the SEC or any state or non-U.S. securities commission, nor has the SEC or any state or non-U.S. securities commission passed upon the fairness or merits of the Offer or upon the accuracy or adequacy of the information contained in this Offer to Purchase.  Any representation to the contrary is a criminal offense.

Crocs, Inc.

April 2, 2009

SCHEDULE A

CASH PAYMENT FOR EACH ELIGIBLE OPTION

We are offering a cash payment in the amount set forth in the table below for each share of our common stock subject to an Eligible Option with the grant date and exercise price indicated in the table set forth below.

Grant Date	Exercise Price	Cash Payment Per Share
2/7/2006	$10.50	$0.10
5/25/2006	$13.00	$0.09
5/12/2006	$14.47	$0.07
9/20/2006	$14.98	$0.08
10/30/2006	$19.61	$0.06
11/29/2006	$21.63	$0.05
1/9/2007	$22.92	$0.05
2/28/2007	$24.36	$0.05
4/26/2007	$26.84	$0.05
1/7/2008	$28.14	$0.06
5/2/2007	$28.60	$0.04
1/8/2008	$30.05	$0.05
1/4/2008	$32.75	$0.05
12/13/2007	$41.10	$0.03
6/7/2007	$43.05	$0.02
7/17/2007	$45.99	$0.02
7/9/2007	$47.88	$0.02
8/20/2007	$56.13	$0.02
9/17/2007	$56.78	$0.02
8/31/2007	$59.04	$0.02
8/27/2007	$59.98	$0.02

A-1

SCHEDULE B

INFORMATION CONCERNING OUR EXECUTIVE OFFICERS AND DIRECTORS

Name	Title	Maximum Number of Eligible Options	Percent of All Eligible Options That Can Be Exchanged in the Offer
John Duerden	President, Chief Executive Officer and Director	0	0%
Russell C. Hammer	Chief Financial Officer, Senior Vice President—Finance and Treasurer	150,000	2.95%
John P. McCarvel	Chief Operations Officer and Executive Vice President	520,086	10.23%
Erik Rebich	Vice President, General Counsel and Secretary	77,518	1.53%
W. Stephen Cannon	Director	0	0%
Raymond D. Croghan	Director	40,000	0.79%
Ronald L. Frasch	Director	85,000	1.67%
Peter A. Jacobi	Director	0	0%
Richard L. Sharp	Chairman of the Board	98,406	1.94%
Thomas J. Smach	Director	142,609	2.81%
Ronald R. Snyder	Director and former Chief Executive Officer	978,699	19.26%

Total of Executive Officers and Directors as a group (11 persons)		2,092,318	41.17%

*  The business address of each executive officer and director is Crocs, Inc., 6328 Monarch Park Place, Niwot, Colorado 80503, and the business telephone number of each executive officer and director is (303) 848-7000.

B-1

SCHEDULE C

STOCK OPTION TRANSACTIONS BY OUR EXECUTIVE OFFICERS AND DIRECTORS

The following is the only transaction by any of our executive officers and directors involving our stock options in the 60 day period prior to April 2, 2009:

On February 24, 2009, in connection with John Duerden’s execution of an employment agreement with us, Mr. Duerden was granted options to purchase 400,000 shares of our common stock. The stock options have an exercise price of $1.37 and expire 10 years from the date of grant. Twenty-five percent of the stock options will vest on the first anniversary of the grant date and the remaining stock options will vest in 36 equal monthly installments upon Mr. Duerden’s completion of each additional month of continuous employment with us after the first anniversary of the grant date.

C-1

APPENDIX A

GUIDE TO NON-U.S. ISSUES

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN AUSTRALIA

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the cash payment for individuals subject to tax in Australia as of April 2009.  This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees.  Please note that tax and other laws change frequently and occasionally on a retroactive basis.  All Eligible Employees considering participating in the Offer should consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you.  You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

Your acceptance of the offer to exchange Eligible Options for a cash payment may give rise to taxation.

The amount and characterization of taxable income will depend on whether you made an election to be taxed in the income year of the grant of the Eligible Options (an “Election”).  The tax treatment also will depend on whether the disposal is considered a non-arm’s length transaction (as assumed below) or not.  If, however, the tax authorities take the view that the disposal is an arm’s length transaction, the tax treatment of the disposal of the Eligible Options may be different from described below.

If you did not make an Election with respect to your Eligible Options

If you did not make an Election to be taxed at grant, you may be subject to tax on the market value (as defined under Australian tax law) of the Eligible Options on the Expiration Date (i.e., the date on which your Eligible Options are cancelled) at your marginal tax rate.  The “market value” of your Eligible Options is the greater of (i) the market value of the shares underlying the Eligible Options(1) less the exercise price, and (ii) the value of the Eligible Options determined in accordance with a statutory formula.

Because the exercise price of the Eligible Options will exceed the market value of the underlying shares as of the Expiration Date, the market value of the Eligible Options will be determined in accordance with a statutory formula.  The

(1)  Pursuant to Australian tax law, the “market value” of the shares on a particular day is determined, as follows:

(a) if there is at least one transaction on the stock market in the shares in the seven calendar day period up to and including that day—the weighted average of prices at which the shares were traded on the stock market during the seven (7) calendar day period up to and including that day; or

(b) if there were no transactions in the shares on the stock market during that seven calendar day period:

(i) the last price at which an offer was made on the stock market in that period to buy the  shares; or

(ii) if no such offer was made—the value of the share that would be determined for an unlisted share (i.e., a valuation by a qualified person or as approved by the Commissioner).

market value under the formula is based on the market value of the underlying shares, the exercise price of the Eligible Options and the remaining exercise period.  In accordance with the statutory formula, the market value of the Eligible Options will be nil where the market value of the underlying shares on the Expiration Date is less than 50% of the exercise price of the Eligible Options.

Furthermore, you may be required to include an additional amount in income with regard to the cash payment.  The amount that may be included in your assessable income is the cash payment amount less the market value of the Eligible Options on the Expiration Date.  The difference may be treated as salary and wages, and you will be subject to income tax at your marginal tax rate and Medicate Levy (and in some cases an additional surcharge).

If you made an Election with respect to your Eligible Options

If you made an Election to be taxed at grant, you will be subject to capital gains tax.  Your capital gain will be calculated as the difference between the market value of the Eligible Options on the Expiration Date and the market value of the Eligible Options on the grant date.  If, as of the Expiration Date of the Eligible Options, you have held the Eligible Options for at least one year, you will be subject to capital gains tax only on 50% of your capital gain.  If you have not held the Eligible Options for at least one year, you will be subject to capital gains tax on the entire capital gain.

If the market value of the Eligible Options on the Expiration Date is less than the market value of the Eligible Options on the grant date, you will be entitled to claim a capital loss in this amount.  Capital losses are available to offset current year or future year capital gains.  A capital loss cannot be used to offset other income.

Furthermore, you may be required to include an additional amount in your assessable income with regard to the cash payment to the extent that the cash payment is greater than the market value of the Eligible Options on the Expiration Date.  The difference may be treated as salary and wages, and you will be subject to income tax at your marginal tax rate and Medicare Levy (and in some cases an additional surcharge).

Withholding and Reporting

To the extent that any of the cash payment is regarded as salary and wages, your employer will be required to withhold income tax from the cash payment.  You will be personally responsible for reporting the cash payment and tax withheld in your income tax return (if it is salary and wages) and paying any tax liability.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN BELGIUM

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the cash payment for individuals subject to tax in Belgium as of April 2009.  This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees.  Please note that tax and other laws change frequently and occasionally on a retroactive basis.  All Eligible Employees considering participating in the Offer should consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you.  You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

The tax consequences to you with regard to your election to participate in the Offer differ depending upon whether you accepted the Eligible Options within 60 days of their option offer date or more than 60 days from their option offer date.  The option offer date is the date the original terms of your Eligible Options were first communicated to you.

A. OPTIONS TAXABLE AT GRANT (BECAUSE ACCEPTED WITHIN 60 DAYS OF THE OFFER DATE)

If you accepted your Eligible Options within 60 days of their offer date and undertook not to exercise your options for three full calendar years from the offer date (the “Undertaking”), you were subject to tax on the options at the time of the option offer under a favorable tax treatment.  If you now elect to participate in the Offer and tender your Eligible Options in exchange for the cash payment before the three full calendar years agreed to in the Undertaking, you likely will have to pay an amount of income tax equal to the amount you paid at grant.  However, no social security contributions should be due.

If you accepted your Eligible Options within 60 days of the option offer date but did enter into an Undertaking, you will likely not be subject to tax or to social insurance contributions when you elect to participate in the Offer and tender your Eligible Options in exchange for the cash payment.

Receipt of Cash Payment

The cash payment will likely not be subject to income tax and to social insurance contributions.  However, there is no certainty in this respect.  The tax authorities could take the view that the cash payment should be treated as salary and should be subject to income tax at your marginal rate and to any applicable social insurance contributions when the cash payment is made to you through local payroll.  In such a case, however, you should not be subject to any additional tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the cash payment.

Withholding and Reporting

Should any tax be due when you elect to participate in the Offer (or upon receipt of the cash payment), your employer will be required to report the relevant taxable amount and withhold any applicable income taxes (and, as the case may be, social insurance contributions).  You will be responsible for paying any difference between the actual tax liability and the amount withheld.

B. OPTIONS TAXABLE AT EXERCISE (BECAUSE ACCEPTED MORE THAN 60 DAYS AFTER THE OFFER DATE)

Election to Participate

If you did not accept your Eligible Options within 60 days of the option offer date, you likely will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the cash payment.

Receipt of Cash Payment

The cash payment will be treated as salary and will be subject to income tax at your marginal rate and to any applicable social insurance contributions.  You will likely be subject to tax when the cash payment is made to you through local payroll.

Withholding and Reporting

Your employer is required to report the cash payment as salary and withhold any taxes and applicable social insurance contributions due on the cash payment.  You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN BRAZIL

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the cash payment for individuals subject to tax in Brazil as of April 2009.  This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees.  Please note that tax and other laws change frequently and occasionally on a retroactive basis.  All Eligible Employees considering participating in the Offer should consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you.  You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You likely will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the cash payment.

Receipt of Cash Payment

The cash payment will be treated as salary and will be subject to income tax at the marginal rate and to social insurance contributions (to the extent applicable contribution ceilings have not been exceeded).  You will be subject to tax when the payment is made to you through local payroll.

Withholding and Reporting

Your employer is required to withhold income tax at the marginal rate and social insurance contributions (to the extent applicable contribution ceilings have not been exceeded).  Your employer will report the additional income to the tax authorities.  You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN CANADA

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the cash payment for individuals subject to tax in Canada as of April 2009.  This summary is general in nature and does not discuss all of the provincial or other tax and legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees.  Most provinces use the same definitions of income and taxable income as is used at the federal level as is described below; however, certain provinces impose their own income tax through comprehensive tax legislation.  Please note that tax and other laws change frequently and occasionally on a retroactive basis.  All Eligible Employees considering participating in the Offer should consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you.  You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the cash payment.

Receipt of Cash Payment

The cash payment will be treated as salary and will be subject to income tax at your marginal rate and to any applicable Canada Pension Plan, Quebec Pension Plan and Employment Insurance contributions (to the extent applicable contribution ceilings have not been exceeded).  You will be subject to tax when the payment is made to you through local payroll.

You should note that if you do not participate in the Offer and later exercise your Eligible Options, your Eligible Options may qualify for favorable tax treatment in Canada, in which case you would be able to exclude 50% (25% for Quebec taxpayers) of the income you realize upon exercise of the Eligible Options (i.e., one-half of the difference between the exercise price and the fair market value of the shares at exercise) from taxation.  Furthermore, if you exercise the Eligible Options, you would be able to defer taxation on the remaining one-half of the option income until the earliest of the time that you sell the shares purchased upon exercise, die or become a non-resident of Canada, provided you file a deferral election with your employer.  This deferral applies only to the first C$100,000 worth of options that vest in any one year (calculated based on the fair market value of the shares subject to the option at grant).

You will continue to be eligible for the 50% (25% for Quebec taxpayers) tax exclusion with respect to the cash payment, but not the tax deferral that would apply to the income from exercise of Eligible Options if certain conditions are met.  Therefore, you should carefully consider the tax impact of participating in the Offer.

Withholding and Reporting

Your employer is required to report the cash payment as salary and to withhold any income tax and applicable Canada Pension Plan, Quebec Pension Plan and Employment Insurance contributions due on the cash payment.  You will be responsible for paying any difference between the actual tax liability and the amount withheld.

SPECIAL NOTICE FOR QUEBEC EMPLOYEES

By accepting the terms and conditions contained in the Election Form and agreeing to participate in the Offer, you further agree to the following:

EACH ELIGIBLE EMPLOYEE IN QUEBEC WHO PARTICIPATES IN THE OFFER HEREBY AGREES THAT IT IS THE ELIGIBLE OPTIONEE’S EXPRESS WISH THAT ALL DOCUMENTS EVIDENCING OR RELATING IN ANY WAY TO THE OFFER BE DRAFTED IN THE ENGLISH LANGUAGE ONLY.

CHAQUE ACHETEUR DE L’INTERET AU QUEBEC QUI SOUSCRIT A DES INTERETS RECONNAIT PAR LA PRESENTE QUE C’EST SA VOLONTE EXPRESSE QUE TOUS LES DOCUMENTS FAISANT FOI OU SE RAPPORTANT DE QUELQUE MANIERE A LA VENTE DES INTERETS SOIENT REDIGES UNIQUEMENT EN ANGLAIS.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN CHINA

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the cash payment for individuals subject to tax in China as of April 2009.  This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees.  Please note that tax and other laws change frequently and occasionally on a retroactive basis.  All Eligible Employees considering participating in the Offer should consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you.  You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the cash payment.

Receipt of Cash Payment

The cash payment most likely will be treated as salary and will be subject to individual income tax (“IIT”) at your marginal rate.  The cash payment also may be subject to any applicable social insurance contributions (to the extent applicable contribution ceilings have not been exceeded).  You will be subject to tax when the cash payment is made to you through local payroll.

Subject to meeting certain conditions, the cash payment may be treated as a year-end bonus, and subject to IIT based on a more preferential calculation as compared to salary.  Please note that the year-end bonus IIT calculation method may be used only once a year.

Withholding and Reporting

Your employer is required to report the cash payment as salary and to withhold any income tax due on the cash payment.  Under the current laws in China it is unclear whether your employer is required to withhold and report any applicable social insurance contributions on the cash payment.  You will be responsible for paying any difference between the actual tax liability and the amount withheld.

You should note that if you do not participate in the Offer, your employer will withhold and report on the Eligible Options at the time of the exercise pursuant to the Notice of the Levying of Individual Income Tax on Income Received from the Employee Stock Options (Cai-Shui [2005] No. 35) issued by the Ministry of Finance, and this withholding and reporting may differ from the withholding and reporting on the cash payment described above.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN FINLAND

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the cash payment for individuals subject to tax in Finland as of April 2009.  This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees.  Please note that tax and other laws change frequently and occasionally on a retroactive basis.  All Eligible Employees considering participating in the Offer should consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you.  You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the cash payment.

Receipt of Cash Payment

The cash payment will be treated as salary and will be subject to income tax at your marginal tax rate and to any applicable social insurance contributions.  You likely will be subject to tax when the cash payment is made to you through local payroll.

Withholding and Reporting

Your employer is required to report the cash payment as salary and to withhold income tax and applicable social insurance contributions due on the cash payment.  You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN HONG KONG

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the cash payment for individuals subject to tax in Hong Kong as of April 2009.  This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees.  Please note that tax and other laws change frequently and occasionally on a retroactive basis.  All Eligible Employees considering participating in the Offer should consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you.  You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the cash payment.

Receipt of Cash Payment

The cash payment will likely be characterized as a “cash bonus” and subject to income tax at your marginal rate and to any applicable Mandatory Provident Fund (“MPF”) contributions (to the extent applicable contribution ceilings have not been exceeded).  You will be subject to tax when the cash payment is made to you through local payroll.

You should note that if you do not participate in the Offer and later exercise the Eligible Options, you will be subject to income tax at the time of the exercise, but the MPF Schemes Authority has issued guidelines that state the income from options is not considered “relevant income” for the purposes of determining contributions to be made to MPF.  Therefore, you should carefully consider the tax impact of participating in the Offer.

Withholding and Reporting

Your employer likely is not required to withhold any income tax due on the cash payment.  However, your employer is required to report the cash payment and withhold and report any MPF contributions due on the cash payment.  It is your responsibility to pay any income tax due on the cash payment.

SECURITIES WARNING

The Offer does not constitute a public offering related to securities under Hong Kong law and is available only to Eligible Employees.  The Offer has not been prepared in accordance with and is not intended to constitute a “prospectus” for a public offering related to securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong.  The Offer and any documentation related thereto are intended solely for the personal use of each Eligible Employee and may not be distributed to any other person.  If you are in doubt about any of the contents of the Offer, you should obtain independent professional advice.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN ITALY

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the cash payment for individuals subject to tax in Italy as of April 2009.  This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees.  Please note that tax and other laws change frequently and occasionally on a retroactive basis.  All Eligible Employees considering participating in the Offer should consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you.  You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the cash payment.

Receipt of Cash Payment

The cash payment will be treated as salary and will be subject to income tax at your marginal tax rate and to any applicable social insurance contributions (to the extent applicable contribution ceilings have not been exceeded).  You will be subject to tax when the cash payment is made to you through your regular paycheck.

Due to the uncertainties related to the wording of the legislation recently introduced regulating the social insurance treatment of the income arising from stock option plans and to the absence of official clarifications on the relevant interpretation, the cash payment is likely not eligible for any favorable social insurance treatment.  By contrast, if you do not participate in the Offer, you would not be subject to social insurance contributions at the time you exercise your Eligible Options due to the legislation previously mentioned.  Therefore, you should carefully consider the tax impact of participating in the Offer.

Withholding and Reporting

Your employer is required to report the cash payment as salary and withhold any taxes and applicable social insurance contributions due on the cash payment.  It is your responsibility to pay any difference between the actual liability and the amount withheld.

 OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN JAPAN

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the cash payment for individuals subject to tax in Japan as of April 2009.  This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees.  Please note that tax and other laws change frequently and occasionally on a retroactive basis.  All Eligible Employees considering participating in the Offer should consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you.  You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the cash payment.

Receipt of Cash Payment

The cash payment will be treated as salary and will be subject to income tax at your marginal rate and any applicable social insurance contributions (to the extent you have not exceeded contribution ceilings).  You will be subject to tax when the cash payment is made to you through your regular paycheck.

Withholding and Reporting

Your employer is required to report the cash payment as salary and withhold any taxes and applicable social insurance contributions due on the cash payment.  This should normally satisfy your individual income tax liability with respect to the cash payment, but you should confirm with your personal tax advisor whether you will have an obligation to file an individual income tax return.  You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN KOREA

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the cash payment for individuals subject to tax in Korea as of April 2009.  This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees.  Please note that tax and other laws change frequently and occasionally on a retroactive basis.  All Eligible Employees considering participating in the Offer should consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you.  You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the cash payment.

Receipt of Cash Payment

The cash payment will be treated as salary and will be subject to income tax at your marginal rate and to any applicable social insurance contributions (to the extent you have not exceeded any applicable contribution ceilings).  You will be subject to tax when the cash payment is made to you through your regular paycheck.

Withholding and Reporting

Because the cost of the cash payment is borne by the Company, your employer is not required to report the cash payment as salary or withhold any taxes and applicable social insurance contributions due on the cash payment.  You will be responsible for paying any taxes and applicable social insurance contributions in association with the cash payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN MEXICO

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the cash payment for individuals subject to tax in Mexico as of April 2009.  This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees.  Please note that tax and other laws change frequently and occasionally on a retroactive basis.  All Eligible Employees considering participating in the Offer should consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you.  You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the cash payment.

Receipt of Cash Payment

You will be subject to tax when the cash payment is made to you through your regular paycheck.  The tax due on the cash payment may depend on whether the tendered Eligible Options are vested or unvested, with unvested options treated as “income for the acquisition of property” and subject to a flat rate of tax and vested options treated as gains from the disposition of a vested right and subject to special annualized taxation based on the time between the grant of the option and receipt of the cash payment.  Please consult with your tax advisor for the proper tax characterization of the cash payment.

Withholding and Reporting

Because the cost of the cash payment is borne by the Company, your employer is not required to report or withhold any taxes due on the cash payment.  You will be responsible for paying any taxes due in association with the cash payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN NETHERLANDS

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the cash payment for individuals subject to tax in the Netherlands as of April 2009.  This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees.  Please note that tax and other laws change frequently and occasionally on a retroactive basis.  All Eligible Employees considering participating in the Offer should consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you.  You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You likely will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the cash payment.

Receipt of Cash Payment

You will be subject to income tax at your marginal rate and to any applicable social insurance contributions on the amount of the cash payment.

If your Eligible Options vested prior to January 1, 2005 and you were taxed at vesting, you may be eligible to credit part of the fair market value of your Eligible Options at the time of the Offer upon receipt of the cash payment or you may be eligible for a deduction for part of the amount of tax that you paid at vesting.

Withholding and Reporting

Your employer is required to report the cash payment and withhold any taxes and applicable social insurance contributions due on the cash payment.  You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN NEW ZEALAND

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the cash payment for individuals subject to tax in New Zealand as of April 2009.  This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees.  Please note that tax and other laws change frequently and occasionally on a retroactive basis.  All Eligible Employees considering participating in the Offer should consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you.  You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the cash payment.

Receipt of Cash Payment

The cash payment will be treated as general employment income and will be subject to income tax at your marginal rate and to any applicable social insurance contributions.  You will likely be subject to tax when the cash payment is made to you through your regular paycheck.

Withholding and Reporting

Your employer is required to report the cash payment as salary and withhold any taxes and applicable social insurance contributions due on the cash payment.  You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:
A GUIDE TO ISSUES IN PUERTO RICO

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the cash payment for individuals subject to tax in Puerto Rico as of April 2009.  This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees.  Please note that tax and other laws change frequently and occasionally on a retroactive basis.  All Eligible Employees considering participating in the Offer should consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you.  You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the cash payment.

Receipt of Cash Payment

The cash payment will be treated as salary and will be subject to income tax at your marginal rate and to applicable social security contributions (e.g., FICA; Medicare).

You should note that if you do not participate in the Offer and later exercise your Eligible Options, the income from the Eligible Options may be subject to a tax-favored regime.  Therefore, you should carefully consider the tax impact of participating in the Offer.

Withholding and Reporting

Your employer is required to report the cash payment as salary and withhold income tax and applicable social security contributions due on the cash payment.  You will be responsible for paying any difference between the actual income tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN SINGAPORE

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the cash payment for individuals subject to tax in Singapore as of April 2009.  This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees.  Please note that tax and other laws change frequently and occasionally on a retroactive basis.  All Eligible Employees considering participating in the Offer should consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you.  You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the cash payment.

Receipt of Cash Payment

The cash payment will be subject to income tax at your marginal rate and to any applicable Central Provident Fund contributions.  You will be subject to tax in the year following the year when the cash payment is made to you through your regular paycheck.

Note that the cash payment will not be eligible for favorable tax treatment.  By contrast, your Eligible Options may be eligible for a tax deduction and/or deferral, provided certain conditions are met.  Therefore, you should carefully consider the tax impact of participating in the Offer.

Withholding and Reporting

Your employer likely is not required to withhold any income tax due on the cash payment.  However, your employer is likely required to report the cash payment and withhold and report any applicable Central Provident Fund contributions due on the cash payment.  It is your responsibility to report and pay any income tax due on the cash payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN SOUTH AFRICA

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the cash payment for individuals subject to tax in South Africa as of April 2009.  This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees.  Please note that tax and other laws change frequently and occasionally on a retroactive basis.  All Eligible Employees considering participating in the Offer should consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you.  You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the cash payment.

Receipt of Cash Payment

The cash payment will be treated as remuneration and will be subject to income tax at your marginal rate and to Skills Development Levies (“SDL”) at a rate of 1% and to the extent your normal annual remuneration does not exceed R149,736, Unemployment Insurance Contributions (“UIC”) at a rate of 1%.  You will likely be subject to tax when the cash payment is made to you through your regular paycheck.

For the sake of completeness, we note that although the taxes due on the cash payment are not affected by the change in applicable tax laws on October 26, 2004, the tax characterization of the cash payment will depend on when the Eligible Options were granted to you.  If your Eligible Options were granted before October 26, 2004, the cash payment will be characterized as remuneration under Section 8A(1)(a) of the Income Tax Act because it is considered a gain from the release of a right to acquire a marketable security.  If your Eligible Options were granted on or after October 26, 2004, the cash payment will be characterized as remuneration under Sections 8C(2)(ii) and 8C(3)(b)(ii).

Withholding and Reporting

Your employer is required to report the cash payment as remuneration and withhold any taxes and applicable SDL and any UIC contributions due on the cash payment.  You will be responsible for paying any difference between the actual tax liability and the amount withheld.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN TAIWAN

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the cash payment for individuals subject to tax in Taiwan as of April 2009.  This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees.  Please note that tax and other laws change frequently and occasionally on a retroactive basis.  All Eligible Employees considering participating in the Offer should consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you.  You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Election to Participate

You will not be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the cash payment.

Receipt of Cash Payment

The cash payment will be subject to income tax at your marginal rate and to any applicable social insurance contributions.  You will be subject to tax when the cash payment is made to you through your regular paycheck.

Withholding and Reporting

Your employer likely is not required to withhold any taxes or applicable social insurance contributions due on the cash payment, but may be required to report the income.  It is your responsibility to report and pay any taxes and any social insurance contributions due on the amount of the cash payment.

OFFER TO PURCHASE FOR CASH EMPLOYEE STOCK OPTIONS:

A GUIDE TO ISSUES IN THE UNITED KINGDOM

The following is a general summary of the tax and other legal consequences of the tender of your Eligible Options in exchange for the cash payment for individuals who are and have been resident, ordinarily resident and domiciled for tax purposes in the United Kingdom from the date of grant of their Eligible Options until the receipt of cash payment as of April 2009.  This summary is general in nature and does not discuss all of the tax or other legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Employees.  Please note that tax and other laws change frequently and occasionally on a retroactive basis.  All Eligible Employees considering participating in the Offer should consult with their own tax or financial advisors.

If you are not or have not been resident, ordinarily resident and domiciled in the United Kingdom from the date your Eligible Options were granted to you until the receipt of cash payment, the information contained in this summary may not be applicable to you.  You are advised to seek appropriate professional advice as to how the tax or other laws apply to your specific situation.

Election to Participate

You will not likely be subject to tax when you elect to participate in the Offer and tender your Eligible Options in exchange for the cash payment.

Receipt of Cash Payment

The cash payment will be treated as salary income and will be subject to income tax at your marginal rate and to employee National Insurance Contributions.  The timing of the taxable event is not certain, but it is likely to be at the time the Eligible Options are cancelled, rather than when the cash payment is received, to the extent the two events do not occur at the same time.  Note that, in the event you agreed to assume the employer National Insurance Contributions due in connection with the exercise, release or assignment of your Eligible Options, you will have to assume such employer National Insurance Contributions due on the cash payment.  You will receive a credit against your income tax for any employer National Insurance Contributions that you bear.

Withholding and Reporting

Your employer is required to report the cash payment and withhold any taxes and applicable employee and/or employer National Insurance Contributions due on the cash payment.  Your employer may withhold the taxes and applicable employee and/or employer National Insurance Contributions due on the cash payment from your salary.  You will be responsible for paying any difference between the actual liability and the amount withheld.